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                                                                     Exhibit 5.1

                               December 20, 2005



Brandywine Operating Partnership, L.P.
Brandywine Realty Trust
401 Plymouth Road
Suite 500
Plymouth Meeting, PA 19462

Ladies and Gentlemen:

            We have served as counsel to Brandywine Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), Brandywine Realty Trust, a Maryland real estate investment trust (the "Company"), and the subsidiaries of the Operating Partnership named as Subsidiary Guarantors in the Registration Statement (as defined below) (the Subsidiary Guarantors, together with the Operating Partnership and the Company, the "Issuers") in connection with the offer and sale of $300,000,000 principal amount 5.625% notes due 2010 (the "Notes") of the Operating Partnership and the issuance of the unconditional guarantees of the Notes by the Company and each of the Subsidiary Guarantors (the "Guarantees," and together with the Notes, the "Securities"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-124681) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Notes will be issued pursuant to an Underwriting Agreement, dated as of December 15, 2005 (the "Underwriting Agreement"), by and among J.P. Morgan Securities Inc., Banc of America Securities LLC, the Operating Partnership, the Company and the Subsidiary Guarantors. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

            In connection with our representation of the Issuers, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

            1. The Registration Statement and the related form of prospectus (the "Prospectus") relating to the Securities included therein in the form in which it was transmitted to the Commission under the Act;

            2. The global note evidencing the Notes.

            3. The Certificate of Limited Partnership of the Operating Partnership (the "Partnership Certificate"), certified as of a recent date by the Office of the Secretary of State of the State of Delaware;

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            4. The Amended and Restated Agreement of Limited Partnership of the
Operating Partnership, as amended through the date hereof (the "Partnership Agreement"), certified as of a recent date by an officer of the Company in its capacity as the general partner of the Operating Partnership;

            5. The Amended and Restated Declaration of Trust of the Company, as amended and supplemented through the date hereof (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland;

            6. The Bylaws of the Company (the "Bylaws") as amended through the date hereof, certified as of a recent date by an officer of the Company;

            7. The certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement, certificate or articles of incorporation, bylaws and declaration of trust, as applicable, of each Subsidiary Guarantor (the "Subsidiary Charters");

            8. A certificate of the Office of the Secretary of State of the State of Delaware as to the good standing of the Operating Partnership, dated as of a recent date;

            9. A certificate of the State Department of Assessments and Taxation of Maryland as to the good standing of the Company, dated as of a recent date;

            10. Certificates of public officials in the jurisdiction of incorporation, formation or organization and by other jurisdictions, as applicable, of each of the Subsidiary Guarantors as to the good standing of the Subsidiary Guarantors.

            11. Resolutions (the "Resolutions") adopted by the Board of Trustees of the Company, or a duly authorized committee thereof (acting on behalf of the Company in its own capacity and its capacity as the general partner of the Operating Partnership), and resolutions adopted by the board of directors of the corporate Subsidiary Guarantors, relating to the issuance of the Securities, certified as of a recent date by an officer of the Company;

            12. The Underwriting Agreement, certified as of a recent date by an officer of the Company;

            13. The Indenture dated as of October 22, 2004, by and among the Issuers and The Bank of New York as Trustee (as supplemented and/or amended, including by the First Supplemental Indenture dated as of May 25, 2005, the "Indenture"); and

            14. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

            In expressing the opinions set forth below, we have assumed the following:

            1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so;

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            2. Each individual executing any of the Documents on behalf of a party (other than the Issuers) is duly authorized to do so;

            3. Each of the parties (other than the Issuers) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of such party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms;

            4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

            5. The Securities will not be issued or transferred in violation of any restriction contained in the Indenture, the Partnership Certificate, the Partnership Agreement, the Declaration of Trust, the Bylaws or the Subsidiary Charters.

            To the extent that the obligations of the Issuers under the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with all applicable laws and regulations; and that the Trustee has the requisite organization and legal power and authority to perform its obligations under the Indenture.

            Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

            1. The Operating Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

            2. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

            3. Each of the Subsidiary Guarantors is duly incorporated, formed or organized and existing as a corporation or other entity and in good standing in the jurisdiction of its incorporation, formation or organization.

            4. The Notes are duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Partnership Certificate, Partnership Agreement, the Resolutions, the Underwriting Agreement and the Indenture, will constitute valid and binding obligations of the Operating Partnership.


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            5. The Guarantees of the Company are duly authorized for issuance and, when and if issued and delivered against payment for the Notes and otherwise in accordance with the Declaration of Trust, the Bylaws, the Resolutions, the Underwriting Agreement and the Indenture, will constitute valid and binding obligations of the Company.

            6. The Guarantees of each of the Subsidiary Guarantors are duly authorized for issuance and, when and if issued and delivered against payment for the Notes and otherwise in accordance with the Subsidiary Charters, the Resolutions, the Underwriting Agreement and the Indenture, will constitute valid and binding obligations of the Subsidiary Guarantors.

            In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (a) bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), and (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

            The foregoing opinions are limited to the substantive laws of the State of Delaware, the State of Maryland, the State of New Jersey, the State of New York, the Commonwealth of Pennsylvania and the Commonwealth of Virginia and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Delaware, the State of Maryland, the State of New Jersey, the State of New York, the Commonwealth of Pennsylvania and the Commonwealth of Virginia, or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

            This opinion letter is being furnished to you for your submission to the Commission as an exhibit to the reports filed on Form 8-K (the "Form 8-K Reports") to be filed by the Operating Partnership and by the Company with the Commission on or about the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Form 8-K Reports and to the use of the name of our firm therein and under the section "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                               Very truly yours,

                               /s/ Pepper Hamilton LLP

                               Pepper Hamilton LLP